Exhibit 99

                        Form 3 Joint Filer Information

Additional Reporting
 Person:                  Novartis Pharma AG

Address:                  Lichstrasse 35
                          CH-4002, Basel
                          Switzerland

Designated Filer:         Novartis AG

Issuer and Ticker
 Symbol:                  Alnylam Pharmaceuticals, Inc.  (ALNY)

Date of Event
 Requiring Statement:


                          Novartis Pharma AG


                          By:  /s/ Robert E. Pelzer         October 24, 2005
                               --------------------------   ----------------
                               Name: Robert E. Pelzer        Date
                               Title: General Counsel


                          By:  /s/ P. Kornicker             October 24, 2005
                               --------------------------   -----------------
                               Name: P. Kornicker            Date